STOCK PURCHASE AGREEMENT


                                      Among


                        CNL CALIFORNIA RESTAURANTS, LTD.,


                            MAIN ST. CALIFORNIA, INC.

                                       and

                        MAIN STREET AND MAIN INCORPORATED

                            STOCK PURCHASE AGREEMENT
                            ------------------------


         This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the ___ day of January, 1997 by and among (i) CNL CALIFORNIA RESTAURANTS, LTD., a Florida limited partnership ("Buyer"), (ii) MAIN ST. CALIFORNIA II, INC., an Arizona corporation (the "Company"), (iii) MAIN ST. CALIFORNIA, INC., an Arizona corporation, ("Seller"); and (iv) MAIN STREET AND MAIN INCORPORATED, a Delaware corporation ("Shareholder").


                                    Recitals
                                    --------

         A. The Seller owns of record and beneficially all of the outstanding capital stock of the Company.

         B. Buyer desires to purchase all of the Company's capital stock, and Seller desire to sell such stock, upon the terms and subject to the conditions set forth herein.


                                    Agreement
                                    ---------

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:


ARTICLE I - SALE AND PURCHASE OF SHARESARTICLE I - SALE AND PURCHASE OF SHARES

         1.01  Sale and Purchase of Shares.

                  (a) On the terms and subject to the conditions of this Agreement, at the Closing referred to in Section 2.01 hereof, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept delivery of, all of the issued and outstanding capital stock of the Company, free and clear of any and all liens, mortgages, adverse claims, charges, security interests, encumbrances or other restrictions or limitations whatsoever other than any encumbrance arising under or in connection with the loan from CNL Financial I, Inc. ("CNL Financial") obtained by Buyer and the Company under the loan commitment from CNL Financial Services, Inc. for an acquisition loan (herein the "Acquisition Loan") not to exceed Eight Million Six Hundred Thousand and No/100 Dollars ($8,600,000.00) under the Commitment Letter therefor entered into by CNL Growth Fund Advisors, Inc. dated December 13, 1996..

                  (b) To effect the transfers contemplated by Section 1.01(a), at the Closing, Seller shall deliver or cause to be delivered to Buyer, against payment therefor in accordance with Section 1.02 hereof, stock certificates representing all the shares of the Company's capital stock being sold by Seller hereunder, accompanied by stock powers duly executed in blank and otherwise in form acceptable to Buyer for transfer on the books of the Company.

         1.02 Payment for Shares. As payment in full for the Shares being sold by Seller to Buyer hereunder, Buyer shall pay, in the manner set forth in this
Section 1.02, an aggregate of Ten Million Five Hundred Seventy-Five Thousand Dollars ($10,575,000), subject to adjustment as provided herein (such aggregate amount, as adjusted is herein referred to as the "Purchase Price"). The Purchase Price shall be paid by Buyer at the Closing in immediately available funds.

         1.03 Purchase Price Adjustment. The Purchase Price shall be adjusted by the net amount (the "Purchase Price Adjustment") of all adjustments, credits, deductions and prorations provided for as set forth in that certain Asset Conveyance Agreement entered into of even date herewith by and between

Buyer and Seller and Shareholder with respect to the "Seller's SF Restaurants" to be contributed and/or conveyed to the Company thereunder (the "Asset Agreement").

                              ARTICLE II - CLOSING

         Closing. Subject to the conditions stated in Article VI of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall be held on January __, 1997, or, if the conditions set forth in Section
6.02 have not been satisfied or waived on such date, no later than the date on which all such conditions shall have been satisfied or waived, through the Escrow Holder in accordance with the Escrow Closing procedures of the Asset Agreement. The date upon which the Closing occurs is hereinafter referred to as the "Closing Date." The Closing shall be deemed completed as of the opening of business on the Closing Date.

         2.02 Deliveries by Seller. At or prior to the Closing, the Seller shall deliver to Buyer:

                  (i) certificates representing all of the outstanding shares of the Company's capital stock, duly endorsed in blank for transfer, or with appropriate stock powers in blank attached;

                  (ii) the resignations of all the officers and directors of the Company;

                  (iii) the stock book, stock ledger, minute books and corporate seal of the Company;

                  (iv) a certificate executed by Seller to the effect that the conditions set forth in Section 6.02(a) has been satisfied; and

                  (v) possession of all originals and copies of agreements, instruments, documents, deeds, books, records, files, tax returns and other data and information within the possession of the Company or any Affiliate of any Company pertaining to the Company (collectively, the "Records"); provided, however, that the Seller may retain (1) copies of any tax returns and copies of Records relating thereto; (2) copies of any Records that the Seller is reasonably likely to need for complying with requirements of law; and (3) copies of any Records that in the reasonable opinion of the Seller will be required in connection with the performance of its obligations under Article VIII hereof.

         2.03 Deliveries by Buyer. At or prior to the Closing, Buyer shall deliver to the Seller (i) the Purchase Price, required to be paid by Buyer at Closing, all as provided in Section 1.02 hereof, (ii) the Management Agreements to be entered into by the Company, as Owner, and Seller, as Manager, with respect to the Seller's Existing SF Restaurants to be conveyed by Seller to the Company pursuant to the Asset Agreement and (iii) the Master Incentive Agreement to be entered into between the Seller and Buyer with respect to the Seller's SF Restaurants.

         2.04  Termination in Absence of Closing.

                  (a) Subject to the provisions of Section 2.04(b), if by the close of business on January 31, 1997, the Closing has not occurred, then any party hereto may thereafter terminate this Agreement by written notice to such effect, to the other parties hereto, without liability of or to any party to this Agreement or any shareholder, director, officer, employee or representative of such party unless the reason for Closing having not occurred is (i) such party's willful breach of the provisions of this Agreement, or (ii) if all of the conditions to such party's obligations set forth in Article VI have been satisfied or waived in writing by the date scheduled for the Closing pursuant to
Section 2.01,  the failure of such party to perform its  obligations  under this
Article II on such date; provided, however, that the provisions of Sections 9.02, 9.03, 9.04, 9.07 and 9.08 shall survive any such termination; and provided further, however, that any termination pursuant to this Section 2.04 shall not relieve any party hereto who was responsible for Closing having not occurred as described in clauses (i) or (ii) above of any liability for (x) such party's willful breach of the provisions of this Agreement, or (y) if all of the conditions to such party's obligations set forth in Article VI have been satisfied or waived in writing by the date scheduled for the Closing pursuant to
Section 2.01,  the failure of such party to perform its  obligations  under this
Article II on such date.

                  (b) This Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by the Buyer if:

                           (i) any representations or warranties made herein for
the benefit of Buyer, or any certificate, schedule or document furnished to Buyer pursuant to this Agreement is untrue in any material respect; or

                           (ii) the Company or Seller  shall have  defaulted  in
any material respect in the performance of any material obligation under this Agreement.

                  (c) This Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by the Seller if:

                           (i) any representations or warranties made herein for
the benefit of Seller, or any certificate, schedule or document furnished to Seller pursuant to this Agreement is untrue in any material respect; or

                           (ii) the Buyer shall have  defaulted  in any material
respect in the performance of any material obligation under this Agreement.


                  ARTICLE III - REPRESENTATIONS AND WARRANTIES
           OF THE SELLER AND THE COMPANYOF THE SELLER AND THE COMPANY

         The Seller and the Company hereby jointly and severally represent and warrant to Buyer that, except as specifically disclosed under and in accordance with the terms of the Asset Agreement or elsewhere herein (a "Disclosure"):

         3.01  Corporate Existence and Qualification; Corporate Documents.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona; the Company has the corporate power to own, manage, lease, operate and hold its Properties and to carry on its business as and where such Properties are presently located and such business is presently conducted; and neither the character of the Company's Properties nor the nature of the Company's business requires the Company to be duly qualified to do business as a foreign corporation in any jurisdiction outside those identified in Schedule 3.01(a) attached hereto, and the Company is qualified as a foreign corporation and in good standing in each listed jurisdiction.

                  (b) The stock and minute books of the Company that have been made available to Buyer for review contain a complete and accurate record of the sole stockholder of the Company and any actions of the stockholders and directors (and any committees thereof) of the Company. The Company has previously furnished to Buyer true and complete copies of the Company's charter and bylaws as currently in effect, which charter documents and bylaws have been certified by the appropriate governmental official and the secretary of the Company, respectively.

                  (c) The Company does not have any subsidiaries, participate in any partnership or joint venture, or own any outstanding capital stock of any other corporation.

         3.02 Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by the Company and the Seller, and the Seller and the Company have all requisite power and legal capacity to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its or his respective obligations hereunder and under the Collateral Agreements. This Agreement and each Collateral Agreement to which Seller and/or the Company is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of such party which is enforceable in accordance with its terms.

         3.03 Capitalization and Ownership. The Company's authorized capital stock consists solely of ________________shares of common stock, par value $_____ per share (the "Common Stock"), [______] shares of which are issued and outstanding, all of which issued and outstanding shares of capital stock are owned beneficially and of record by the Seller free and clear of any and all liens, mortgages, adverse claims, charges, security interests, encumbrances or other restrictions or limitations whatsoever other than any arising under or in connection with the Acquisition Loan. All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of (i) any preemptive or other rights of any Person to acquire securities of the Company, or (ii) any applicable federal or state securities laws, and the rules and regulations promulgated thereunder (collectively "Securities Laws"). There are no outstanding subscriptions, options, convertible securities, rights (preemptive or other), warrants, calls or agreements relating to any shares of capital stock of the Company.

         3.04 No Seller Defaults. The execution and delivery of this Agreement and the Collateral Agreements by Seller and the performance by Seller of its obligations hereunder and thereunder will not violate any provision of law or any judgment, award or decree or any indenture, agreement or other instrument to which Seller is a party, or by which Seller and the Company or any properties or assets of Seller or the Company is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the properties or assets of Seller or the Company.

         3.05 No Company Default or Consents. Neither the execution and delivery of this Agreement nor the carrying out of any of the transactions contemplated hereby will:

                   (i) violate or conflict with any of the terms, conditions or provisions of the charter or bylaws of the Company;

                   (ii)  violate  any  Legal  Requirements   applicable  to  the
Company;

                   (iii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any Contract or Permit applicable to the Company;

                   (iv) result in the creation of any lien, charge or other encumbrance on the shares of capital stock or any Properties of the Company; or

                   (v) require the Seller or the Company to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority other than waivers and consents which have been obtained in writing by Seller and copies provided to Buyer.

         3.06 No Proceedings. No suit, action or other proceeding is pending or, to the Knowledge of the Company, threatened before any Governmental Authority seeking to restrain the Company or Seller or prohibit their entry into this Agreement or prohibit the Closing, or seeking damages against the Company or its Properties as a result of the consummation of this Agreement.

         3.07 Employee Matters. The Company has never had any employees, nor has it ever sponsored, maintained or contributed to:

                             (i) any "employee  benefit  plan",  as such term is
defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("Plan"); or

                             (ii)  any  personnel  policy,  stock  option  plan,
collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay policy or agreement, deferred compensation agreement or arrangement, consulting agreement, employment contract and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.07(a)(i) ("Benefit Program or Agreement").

         3.08  Financial Statements; Liabilities; Accounts Receivable.

                  (a) Seller shall prepare and deliver to Buyer a true, correct and complete Balance Sheet for the Company, effective as of the Closing Date prepared in accordance with generally accepted accounting principles ("GAAP") and taking into consideration the ss.338 Election required under Section 8.03 below.

                  (b) Except as otherwise set forth in Schedule 3.08(b) attached hereto, the Company does not have any liabilities or obligations (whether accrued, absolute, contingent, known, unknown or otherwise, and whether or not of a nature required to be reflected or reserved against in a balance sheet in accordance with GAAP), other than continuing liabilities of the Company contemplated and permitted under the Asset Agreement (the "Permitted Liabilities").

         3.09  Absence of Certain Changes.

                  (a) Except as otherwise set forth in Schedule 3.09(a) attached hereto, and except as contemplated under the Asset Agreement, since the formation of the Company, there has not been:

                             (i) any change in  circumstances  that had or might
have an adverse effect on the business, operations, prospects, Properties, securities, financial condition or working capital of the Company; or

                             (ii) any damage,  destruction  or loss  (whether or
not covered by insurance) that had or might have an adverse effect on the business, operations, prospects, Properties, securities or financial condition of the Company.

                  (b) Except as otherwise set forth in Schedule 3.09(b) attached hereto, and except as contemplated under the Asset Agreement, since the formation of the Company, the Company has not done any of the following:

                             (i) declared,  set aside or paid any dividends,  or
made any distributions or other payments in respect of its equity securities, or repurchased, redeemed or otherwise acquired any such securities;

                             (ii) merged into or with or consolidated  with, any
other corporation or acquired the business or assets of any person;

                             (iii) purchased any securities of any person;

                             (iv) amended its charter or bylaws;

                             (v) issued any capital  stock or other  securities,
or granted, or entered into any agreement to grant, any options, convertibility rights, other rights, warrants, calls or agreements relating to its capital stock other than the outstanding capital stock held by the Seller;

                             (vi)  created,  incurred,  assumed,  guaranteed  or
otherwise become liable or obligated with respect to any indebtedness, or made any loan or advance to, or any investment in, any person, except in each case in the ordinary course of business;

                             (vii) made any change in any existing election,  or
made any new election, with respect to any tax law in any jurisdiction which election could have an effect on the tax treatment of the Company or the Company's business operations;

                             (viii)  entered  into,  amended or  terminated  any
material agreement;

                             (ix)   sold,   transferred,    leased,   mortgaged,
encumbered or otherwise disposed of, or agreed to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties except (i) in the ordinary course of business, or (ii) pursuant to any agreement specified in
Schedule 3.13;

                             (x) settled any claim or  litigation,  or filed any
motions, orders, briefs or settlement agreements in any proceeding before any Governmental Authority or any arbitrator;


                             (xi)  maintained its books of account other than in
the usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or made any change in any of its accounting methods or practices that would be required to be disclosed under generally accepted accounting principles;

                             (xii)  engaged  in any  one or more  activities  or
transactions outside the ordinary course of business; or

                             (xiii) committed to do any of the foregoing.

         3.10 Compliance with Laws. To the knowledge of the Seller and of the Company, the Company is and has been in compliance in all respects with any and all Legal Requirements applicable to the Company, other than failures to so comply that would not have an adverse effect on the business, operations, prospects, Properties, securities or financial condition of the Company.

         3.11 Litigation; Default. There are no claims, actions, suits, investigations or proceedings against the Company pending or, to the Knowledge of the Company, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that might have an adverse effect (whether covered by insurance or not) on the business, operations, prospects, Properties, securities or financial condition of the Company and, to the Knowledge of the Company, there is no basis for any such claim, action, suit, investigation or proceeding. Except as set forth in the Disclosures, the Company is not in default under, and no condition exists (whether covered by insurance or not) that with or without notice or lapse of time or both would (i) constitute a default by Seller or the Company under, or breach or violation of, any Legal Requirement, Permit or Contract applicable to the Company, or (ii) accelerate or permit the acceleration of the performance required under, or give any other party the right to terminate, any Contract applicable to the Company, other than defaults, breaches, violations or accelerations that would not have an adverse effect on the business, operations, prospects, Properties, securities or financial condition of the Company.

         3.12 Ownership of Company Properties. Subject only to Seller's existing lender, Sanwa Bank, having consented to the proposed conveyance and stock transfer transaction and agreed to release its lien on the as such Properties in connection with the Closing hereunder and under the Asset Agreement, the Company has and will have as of the Closing Date legal and beneficial ownership of its Properties, free and clear of any and all liens, mortgages, pledges, adverse claims, encumbrances or other restrictions or limitations whatsoever other than any such lien or encumbrances in favor of CNL Financial which may arise under or in connection with the Acquisition Loan.

                  ARTICLE IV - REPRESENTATIONS AND WARRANTIES
                    OF BUYERNTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to the Seller that:

         4.01 Corporate Existence and Qualification. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Florida; has the legal power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted; and is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions where the character of its properties or the nature of its business requires it to be so qualified.

         4.02 Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by Buyer and Buyer has all requisite legal power and legal capacity to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered by Buyer in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral Agreements. This Agreement and each Collateral Agreement to which Buyer is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of Buyer which is enforceable in accordance with its terms.

         4.03 No Default or Consents. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby by Buyer will:

                   (i) violate or conflict with any of the terms, conditions or provisions of Buyer's limited partnership agreement or certificate;

                   (ii) violate any Legal Requirements applicable to Buyer;
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
                   (iii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or Permit applicable to Buyer;

                   (iv) result in the creation of any lien, charge or other encumbrance on the shares of capital stock or any property of Buyer; or

                   (v) require Buyer to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority.

         4.04 No Proceedings. No suit, action or other proceeding is pending or, to Buyer's knowledge, threatened before any Governmental Authority seeking to restrain Buyer or prohibit its entry into this Agreement or prohibit the Closing, or seeking Damages against Buyer or its properties as a result of the consummation of this Agreement.

         4.05 No Securities Transactions. Buyer has not entered into any type of transaction relating to the stock of the Company to be acquired hereunder which could result in a violation of any of the Securities Laws.

                    ARTICLE V - OBLIGATIONS PRIOR TO CLOSING

         From the date of this Agreement through the Closing:

         5.01 Buyer's Access to Information and Properties. The Company shall permit Buyer and its authorized employees, agents, accountants, legal counsel and other representatives to have access to the books, records, employees, counsel, accountants, engineers and other representatives of the Company at all times reasonably requested by Buyer for the purpose of conducting an investigation of the Company's financial condition, corporate status, operations, prospects, business and Properties. The Company shall make available to Buyer for examination and reproduction all documents and data of every kind and character relating to the Company in possession or control of, or subject to reasonable access by, the Company and/or the Seller, including, without limitation, all files, records, data and information relating to the Properties (whether stored in paper, magnetic or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto. Also, the Company shall allow Buyer access to, and the right to inspect, the Properties, except to the extent that such Properties are operated by a third-party operator, in which case the Company shall use its best efforts to cause the operator of such Properties to allow Buyer access to, and the right to inspect, such Properties.

         5.02 Company's Conduct of Business and Operations. The Company and the Seller shall keep Buyer advised as to any material operations and proposed material operations relating to the Company.

         5.03 General Restrictions. Except as otherwise expressly permitted in this Agreement and except as contemplated by the Asset Agreement, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, the Company shall not:

                   (i) declare, set aside or pay any dividends, or make any distributions or other payments in respect of its equity securities, or repurchase, redeem or otherwise acquire any such securities;

                   (ii) merge into or with or consolidate with, any other corporation or acquire the business or assets of any person;

                   (iii) purchase any securities of any person;

                   (iv) amend its charter or bylaws;

                   (v) issue any capital stock or other securities, or grant, or enter into any agreement to grant, any options, convertibility rights, other rights, warrants, calls or agreements relating to its securities;

                   (vi) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness, or make any loan or advance to, or any investment in, any person, except in each case in the ordinary course of business;

                   (vii) make any change in any existing election, or make any new election, with respect to any tax law in any jurisdiction which election could have an effect on the tax treatment of the Company or the Company's business operations;

                   (viii) enter into, amend or terminate any material agreement;

                   (ix) sell, transfer, lease, mortgage, encumber or otherwise dispose of, or agree to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties except (i) in the ordinary course of business, or
(ii) pursuant to any agreement specified in Schedule 3.13;

                   (x) maintain its books of account other than in the usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or make any change in any of its accounting methods or practices;

                   (xi) adopt any Plan or Benefit Program or Agreement;

                   (xii) engage in any one or more activities or transactions outside the ordinary course of business; or

                   (xiii) enter into any transaction or make any commitment which could result in any of the representations, warranties or covenants of the Company and/or Seller contained in this Agreement not being true and correct after the occurrence of such transaction or event.

         5.04 Notice Regarding Changes. The Company and Seller shall promptly inform Buyer in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by the Company and/or Seller inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question. The Buyer shall promptly inform the Seller in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by it inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.

         5.05 Ensure Conditions Met. The Seller, the Company and Buyer shall use their best efforts to cause all conditions to Closing hereunder to be satisfied on or before the Closing Date and shall specifically use their mutual best efforts to cause to be assigned to Buyer any and all necessary Permits for the conduct of the Company's business and shall cooperate with Buyer with regard to obtaining all such Permits.

         Casualty Loss. If, between the date of this Agreement and the Closing, any of the Properties of the Company shall be substantially destroyed or damaged in whole or in part by fire, earthquake, flood, other casualty or any other cause, then this Agreement shall be terminable, at Buyer's election.

           ARTICLE VI - CONDITIONS TO SELLER'S AND BUYER'S OBLIGATIONS

         6.01 Conditions to Obligations of the Seller. The obligations of Seller to carry out the transactions contemplated by this Agreement are subject, at the option of Seller, to the satisfaction, or waiver of the following conditions:

                  (a) All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, except for changes contemplated by the terms of this Agreement, and Buyer shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing.

                  (b) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of the Company or the Seller shall be pending or threatened before any Governmental Authority seeking to restrain the Company or prohibit the Closing or seeking Damages against the Company as a result of the consummation of this Agreement.

                  (c) All necessary consents of third parties shall have been received.

                  (d) The Company and Seller shall enter into the Management Agreement and Master Incentive Agreement as contemplated under the Asset Agreement immediately upon the transfer of shares of the Company hereunder as of the Closing Date.

         6.02 Conditions to Obligations of Buyer. The obligations of Buyer to carry out the transactions contemplated by this Agreement are subject, at the option of Buyer, to the satisfaction, or waiver by Buyer, of the following conditions:

                  (a) All representations and warranties of the Company and Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, except for changes contemplated by the terms of this Agreement, and each of the Company and the Seller shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by them at or prior to the Closing.

                  (b) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of Buyer) shall be pending or threatened before any court or governmental agency seeking to restrain Buyer or prohibit the Closing or seeking Damages against Buyer or the Company or its Properties as a result of the consummation of this Agreement.

                  (c) All notices required to be given in connection with the transactions contemplated by this Agreement shall have been duly and timely given, and there shall not be any preferential purchase rights or consent requirements with respect to the transactions contemplated by this Agreement that have not expired or been waived.

                  (d) Since the formation of the Company and up to and including the Closing, except as contemplated by the Asset Agreement and hereby there shall not have been:

                            (i)  any   change  in  the   business,   operations,
prospects or financial condition of the Company that had or might have a material adverse effect on its business, operations, prospects, Properties, securities or financial condition;

                            (ii) any damage,  destruction or loss to the Company
(whether or not covered by insurance) that had or might have an adverse effect on its business, operations, prospects, Properties, securities or financial condition.

                  (e) The Buyer shall have received the opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, counsel to the Company, dated as of the Closing Date, addressed to the CNL Financial and Buyer and in a form approved in writing by Buyer.

                  (f) The Company and Seller shall have furnished Buyer with a certified copy of all necessary corporate actions required to authorize and effectuate the execution, delivery and performance of this Agreement.

                  (g) The Purchased Assets with respect to the Seller's Existing Restaurants, both as defined in the Asset Agreement, shall have been conveyed to the Company in accordance with the terms of the Asset Agreement.

                  (h) All proceedings to be taken by the Company and Seller in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

                  (i) Buyer shall have received written evidence, in form and substance satisfactory to Buyer, of the consent to the transactions contemplated by this Agreement of all governmental, quasi-governmental and private third parties (including, without limitation, persons or other entities leasing real or personal property to the Company) where the absence of any such consent would result in a violation of law or a breach or default under any material agreement to which the Company is a party.

                     ARTICLE VII - POST-CLOSING OBLIGATIONS

         7.01 Further Assurances. Following the Closing, Seller, the Company and the Buyer shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

         7.02 Post-Closing Indemnity by the Seller. For a period of one year following the Closing, Seller shall indemnify and hold harmless Buyer and the Company, and their respective directors, officers and constituent partners, from and against any and all Damages arising out of, resulting from or in any way related to (i) a breach of, or the failure to perform or satisfy, any of the representations, warranties, covenants and agreements made by Seller in this Agreement; or (ii) any claim that the Company's securities were issued or acquired prior to the Closing in violation of any applicable Federal or state securities laws.

                           ARTICLE VIII - TAX MATTERS

         8.01 Representations and Obligations Regarding Taxes. The Company and Seller jointly and severally represent and warrant to and agree with the Buyer as follows:

                  (a) Except as set forth in Schedule 8.01(a), (i) all returns and reports, including without limitation, information and withholding returns and reports ("Tax Returns") of or relating to any foreign, federal, state or local tax assessment or other governmental charge (all herein referred to collectively as "Taxes" or singularly as a "Tax") that are required to be filed on or before the Closing Date by or with respect to the income, business, operations or property of the Company have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in such Tax Returns have been so included, (iii) all information provided in such Tax Returns is true, correct and complete, (iv) all Taxes that have become due with respect to the taxable years covered by such Tax Returns have been timely paid in full, (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax, and (vi) all withholding Tax requirements imposed on the Company for all taxable periods through the close of business on the Closing Date have been satisfied in full in all respects.

                  (b) There is no claim against the Company with respect to any Taxes and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to the Company, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Schedule 8.01(b).

                  (c) Except as set forth in Schedule 8.01(c), there is not in force any extension of time with respect to the date on which any Tax Return of or with respect to the Company is due to be or have been filed, or any waivers or agreements by or with respect to the Company or either Seller of or for any extension of time for the assessment or payment of any Tax.

                  (d) The total amounts set up as liabilities for Taxes in the Financial Statements are sufficient to cover the payment of all Taxes, including any penalties or interest thereon and whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due with respect to the conduct of the business of the Company for the taxable periods covered thereby.

                  (e) The Company and Seller shall grant to Buyer or its designees access at all reasonable times to all of the their books and records (including tax workpapers and returns and correspondence with tax authorities) insofar as they relate to the operations of the Company, including the right to take extracts therefrom and make copies thereof, to the extent such books and records relate to taxable periods ending on or prior to or that include the Closing Date. Buyer shall (i) grant to the

Seller access at all reasonable times to all of the Company's books and records (including tax workpapers and returns and correspondence with tax authorities), including the right to take extracts therefrom and make copies thereof, to the extent that such books and records relate to taxable periods ending on or prior to or that include the Closing Date, and (ii) otherwise cooperate with the Seller in connection with any audit of Taxes that relate to the business of the Company prior to Closing.

         8.02  Indemnification for Taxes.

                  (a) Seller hereby indemnifies Buyer, the Company and their respective Affiliates (each herein sometimes referred to as an "Indemnified
Taxpayer") against, and agrees to protect, save and hold harmless each Indemnified Taxpayer from, any and all claims, damages, deficiencies, losses (including Taxes, interest and penalties) and all expenses, including attorneys' and accountants' fees and disbursements (all herein referred to as "Losses") resulting from:

                            (i) A  claim  by any  taxing  authority  for (A) any
Taxes of the Company allocable to any period ending on or prior to the Closing Date, and (B) any Taxes of the Seller or any corporation that is or was a member of an affiliated group of corporations of which the Seller was or is a member;

                            (ii) A claim by any taxing  authority  for any Taxes
arising from or occasioned by the sale of the Company's capital stock pursuant to this Agreement; or

                            (iii)  Any   misrepresentation   or  breach  of  any
representation, warranty or obligation set forth in this Article VIII.

                  (b) Subject to the  resolution of any Tax contest  pursuant to
Section 8.02(c), upon notice from Buyer to the Shareholder that an Indemnified Taxpayer is entitled to an indemnification payment for a Loss pursuant to
Section 8.02(a), the Seller shall thereupon pay to the Indemnified Taxpayer an amount that, net of any Taxes imposed on the Indemnified Taxpayer with respect to such payment, will indemnify and hold the Indemnified Taxpayer harmless from such Loss.

                  (c) (i) If a claim shall be made by any taxing authority that, if successful, would result in the indemnification of an Indemnified Taxpayer, the Indemnified Taxpayer shall promptly notify the Seller in writing of such fact; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Taxpayer except to the extent the rights of the indemnifying party are actually prejudiced.

                            (ii) The Indemnified Taxpayer shall take such action
in connection with contesting such claim as the Shareholder Representative shall reasonably request in writing from time to time; provided that (A) within 30 days (or such earlier date that any payment of Taxes is due by the Indemnified Taxpayer) after the notice described in (i) above has been delivered, the Shareholder Representative requests that such claim be contested, (B) the Seller shall have agreed to pay to the Indemnified Taxpayer on demand all costs and expenses that the Indemnified Taxpayer may incur in connection with contesting such claim, including, without limitation, reasonable attorneys' and accountants' fees and disbursements, and (C) if the Indemnified Taxpayer is requested to pay the Tax claimed and sue for a refund, the Seller shall have advanced to the Indemnified Taxpayer, on an interest free basis, the amount of such claim. In the case of any such claim referred to above, the Indemnified Taxpayer shall not make payment of such claim for at least 30 days (or such shorter period as may be required by applicable law) after the giving of the notice required by (i) above, shall give to the Shareholder Representative any information reasonably requested relating to such claim and otherwise shall cooperate with the Shareholder Representative in good faith in order to contest effectively any such claim.

                            (iii) Subject to the  provisions  of paragraph  (ii)
above, the Indemnified Taxpayer shall prosecute such contest to a determination in a court of initial jurisdiction, and if the Shareholder Representative shall reasonably request, the Indemnified Taxpayer shall prosecute such contest to a determination in an appellate court.

                            (iv) If,  after  actual  receipt by the  Indemnified
Taxpayer of an amount advanced by Seller pursuant to paragraph (ii)(C) above, the extent of the liability of the Indemnified Taxpayer with respect to the indemnified matter shall be established by the final judgment or decree of a court or a final or binding settlement with an administrative agency having jurisdiction thereof, the Indemnified Taxpayer shall promptly pay to Seller of any refund received by or credited to the Indemnified Taxpayer with respect to the indemnified matter (together with any interest paid or credited thereon by the taxing authority and any recovery of legal fees from such taxing authority). Notwithstanding the foregoing, the Indemnified Taxpayer shall not be required to make any payment hereunder before such time as the Seller shall have made all payments or indemnities then due with respect to Indemnified Taxpayer pursuant to this Article VIII or Article VI.

                  (d) Anything to the contrary in this Agreement notwithstanding, the indemnification obligations of the Seller under this
Article VIII shall survive the Closing and shall continue until the expiration of the applicable statutes of limitations.

         8.03 Section 338 Election. In addition, at Buyer's option Seller and Shareholder will join with the Company and Buyer in making an election under
Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), and any applicable Regulations promulgated thereunder (and any corresponding elections under state and local tax law) (collectively a "Section 338 (h)(10) Election") with respect to the purchase and sale of the stock of the Company under the Stock Purchase Agreement. Seller and Shareholder shall pay any and all federal, state and local taxes attributable to the making of the Section 338(h)(10) Election and will indemnify the Buyer and the Company against any claim, loss, cost or damage in connection therewith. Seller and Shareholder shall also pay, and indemnify Buyer and the Company from and against any claim, loss, cost or damage in connection with) any state or local tax attributable to an election under any state or local law similar to the election available under
Section  338(g) of the Code (or which  results  from the  making of an  election
Section 338(g) of the Code) with respect to the purchase and sale of the stock of the Company under the Stock Purchase Agreement.


                           ARTICLE IX - MISCELLANEOUS

         9.01 Shareholder Guarantee. Shareholder hereby guarantees to Buyer and becomes a surety for the performance of and compliance with all of Seller's agreements, covenants and obligations hereunder and the truth and correctness of all of Seller's representations and warranties contained herein and under the instruments of transfer and conveyance of the shares of the Company pursuant hereto in connection with the Closing. Any claim or right of Buyer for the failure to perform or comply with any of Seller's agreements, covenants or obligations hereunder or for the untruth or incorrectness of any of its representations or warranties contained herein may be directly enforced against Shareholder and upon or pursuing any without any notice of any kind and without first making any demand upon or pursuing any remedy against Seller. Without notice to or consent of Shareholder, Seller and Buyer may modify or change the terms of this Agreement or any obligation of Seller, and may grant any extension, renewal or indulgence, release, compromise or settlement with respect thereto and none of the foregoing shall in any way affect Shareholder's liability hereunder. Shareholder shall execute or cause to be executed management's representation letter of Buyer's independent accountants with respect to Seller's financial statements so as to enable such accountants to certify such financial statements with no material changes.

         . Each of the parties to this Agreement shall bear his or its own legal fees and costs incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby, and Buyer shall be responsible for all other costs consistent with and subject to the limits set forth in the Asset Agreement. For purposes of the foregoing and of the Asset Agreement, all costs incurred by the Company and Buyer in connection with the liquidation of the Company and conveyance of its assets to Buyer upon receipt of all necessary approvals, and the net incremental income tax burden on the Company and Buyer resulting from any corporate level income taxes until thirty (30) days following delivery to Buyer of all consents and approvals necessary to allow such conveyance. In the event that necessary approvals to such conveyance are denied, then Buyer and Seller shall cooperate in good faith to restructure the ownership of the Company or its assets in order to avoid double corporate taxation while satisfying Buyer's investment restrictions.

         9.03 Governing Law. The provisions of this agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Florida (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). Each party hereto irrevocably submits to the jurisdiction of the Circuit Court of the State of Florida, Orange County, in any action or proceeding arising out of or relating to this Agreement or any of the Collateral Agreements, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such court; provided, however, that matters which are under the exclusive jurisdiction of the Federal courts shall be brought in the Federal District Court for the Middle District of Florida. Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement or any of the Collateral Agreements, and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         9.04 Representations and Warranties. Each of the representations and warranties of each of the parties to this Agreement shall be deemed to have been made, and the certificates delivered pursuant to clause (ii) of Section 2.02 and clause (ii) of Section 2.03 by a party are agreed to and shall be deemed to constitute the making of such representations and warranties, again at and as of the Closing Date by and on behalf of the party(ies) on behalf of whom such certificates are delivered.

         9.05 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         9.06 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party, provided, however, that nothing herein shall prohibit the assignment of all of Buyer's rights and obligations hereunder to any single Affiliate prior to the Closing Date to the extent such assignee assumes all such obligations, or prohibit the assignment of Buyer's rights (but not obligations) to any lender providing financing in connection with the transactions contemplated hereby. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         9.07 Remedies. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute, or otherwise.

         Schedules. The Schedules referred to herein are attached hereto and incorporated herein by this reference. Disclosure of a specific item in any one Schedule shall be deemed restricted only to the Section to which such disclosure specifically relates except where (i) there is an explicit cross-reference to another Schedule, and (ii) Buyer could reasonably be expected to ascertain the scope of the modification to a representation intended by such cross-reference.

         9.09 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.10 References. Whenever required by the context, and is used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification the person may require. References to monetary amounts, specific named statutes and generally accepted accounting principles are intended to be and shall be construed as references to United States dollars, statutes of the United States of the stated name and United States generally accepted accounting principles, respectively, unless the context otherwise requires.

         9.11 Survival. Any provision of this Agreement which contemplates performance or the existence of obligations after the Closing Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing for a period of one(1) year and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement, subject to any limitations expressly set forth in this Agreement.

         9.12 Attorneys' Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees (and sales taxes thereon, if any), including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

         9.13 Risk of Loss. Prior to the Closing, the risk of loss of damage to, or destruction of, any and all of the Company's assets, including without limitation the Properties, shall remain with Seller and the Company, and the legal doctrine known as the "Doctrine of Equitable Conversion" shall not be applicable to this Agreement or to any of the transactions contemplated hereby.


                            ARTICLE X - DEFINITIONS

         Capitalized  terms used in this  Agreement  are used as defined in this
Article X or elsewhere in this Agreement.

         10.01 Affiliate. The term "Affiliate" shall mean, with respect to any person, any other person controlling, controlled by or under common control with such person. The term "Control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person.

         10.02 Collateral Agreements. The term "Collateral Agreements" shall mean any or all other agreements, instruments or documents required or expressly provided under this Agreement to be executed and delivered in connection with the transactions contemplated by this Agreement.

         10.03 Contracts. The term "Contracts", when described as being those of or applicable to any person, shall mean any and all contracts, agreements, franchises, leases, licenses, easements, mortgages, notes, liens, indebtedness or other instruments or undertakings to which such person is a party or to which or by which such person or the property of such person is subject or bound, excluding any Permits.

         10.04 Damages. The term "Damages" shall mean any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses and assessments (including without limitation income and other taxes, interest, penalties and attorneys' and accountants' fees and disbursements).

         10.05 Governmental Authorities. The term "Governmental Authorities" shall mean any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

         10.06 Knowledge of the Company. The term "Knowledge of the Company" shall mean the actual knowledge of the Seller or any of the directors, officers or managerial personnel of the Seller or the Company with respect to the matter in question, and such knowledge as the Seller or any of the directors, officers or managerial personnel of the Seller or the Company reasonably should have obtained upon diligent investigation and inquiry into the matter in question.

         10.07 Legal Requirements. The term "Legal Requirements", when described as being applicable to any person, shall mean any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any Contracts with, any Governmental Authority, in each case as and to the extent applicable to such person or such person's business, operations or properties.

         10.08 Permits. The term "Permits" shall mean any and all permits, orders or Contracts under any Legal Requirement or otherwise granted by any Governmental Authority.

         10.09 Properties. The term "Properties" shall mean any and all properties and assets (real, personal or mixed, tangible or intangible) to be contributed and/or conveyed to the Company pursuant to the Asset Agreement.

         10.10 Regulations. The term "Regulations" shall mean any and all regulations promulgated by the Department of the Treasury pursuant to the Code.

         10.11 Used. The term "Used" shall mean, with respect to the Properties, Contracts or Permits of the Company, those owned, leased, licensed or otherwise held by the Company which were acquired for use or held for use by the Company in connection with the Company's business and operations, whether or not reflected on the Company's books of account.

         EXECUTED as of the date first written above.

SELLER:                                                       BUYER:

MAIN ST.  CALIFORNIA, INC., an Arizona corporation            CNL CALIFORNIA  RESTAURANTS,  LTD., a Florida limited
                                                              partnership

                                                              By:               CNL  Restaurants   XVII,   Inc.,  a
By: ______________________________________                                      Florida    corporation,     General
                                                                                Partner
Name: ___________________________________

As its: ___________________________ President
                                                                       By: _______________________________

         (CORPORATE SEAL)                                              Name: ____________________________

                                                                       As its: ____________________ President
SHAREHOLDER:

                                                                                (CORPORATE SEAL)
MAIN  STREET  AND  MAIN   INCORPORATED,   a  Delaware
         corporation

By: ______________________________________                    COMPANY:

Name: ___________________________________                     MAIN ST.  CALIFORNIA II, INC., an Arizona corporation

As its: ___________________________ President

                                                              By: ______________________________________
         (CORPORATE SEAL)
                                                              Name: ___________________________________

                                                              As its: ___________________________ President

                                                                       (CORPORATE SEAL)